SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2003

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

             On August 5, 2003, the Board of Directors of Borland Software Corporation, a Delaware corporation (“Borland”), authorized an additional repurchase of up to $15 million in Borland common stock, subject to a maximum of 1 million shares, in accordance with a written plan adopted pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Plan”). The shares to be repurchased under the Plan are in addition to the $30 million share repurchase program previously authorized by the Borland Board of Directors in September 2001. Under the previous authorization, approximately $12.7 million remains available for future purchase. A copy of the press release issued on August 7, 2003 announcing the authorization of the Plan is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of Borland Software Corporation dated August 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: August 7, 2003	By: /s/ KENNETH R. HAHN

Name: Kenneth R. Hahn
Title: Senior Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of Borland Software Corporation dated August 7, 2003.